Exhibit 99.1

Report of independent accountants

To the Stockholder and Board of Directors of
Kessler Rehabilitation Corporation and Subsidiaries:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, changes in stockholder’s equity and cash flows present fairly, in all material respects, the financial position of Kessler Rehabilitation Corporation and its subsidiaries (the “Company”) at December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, the Company adopted SFAS No. 142, “Goodwill and other Intangible Assets” which changed the method of accounting for goodwill and other intangible assets effective January 1, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP

March 20, 2003, except as to Note 15,
which is as of July 7, 2003

Kessler Rehabilitation Corporation and Subsidiaries

Consolidated balance sheet

As of December 31, 2002

2002

Assets
Current assets:
Cash and cash equivalents	$24,286,087
Accounts receivable, less allowance for doubtful accounts of $12,330,000	46,824,808
Deferred income taxes	7,249,895
Income taxes receivable	—
Other current assets	4,599,309

Total current assets	82,960,099
Investments in joint ventures	2,428,550
Property, plant, and equipment, net	61,740,501
Prepaid pension expense	18,020,139
Goodwill, net	24,348,743
Deferred income taxes	3,317,889
Other assets	1,068,165

Total assets	$193,884,086

Liabilities and Stockholder’s Equity
Current liabilities:
Current portion of long-term debt	$3,368,522
Accounts payable	4,267,137
Accrued salaries	12,481,247
Other accrued expenses	7,779,368
Due to third-party payors	6,260,987
Income taxes payable	1,803,313

Total current liabilities	35,960,574
Long-term debt, net of current portion	36,773,100
Deferred income taxes	—
Other long-term liabilities	1,428,342

Total liabilities	74,162,016

Stockholder’s Equity:
Preferred stock, $.01 par value, 100,000 shares authorized, none issued
Common stock, $.01 par value, 1,500,000 shares authorized, 150,000 shares issued and outstanding	1,500
Additional paid-in capital	114,430,058
Retained earnings	5,860,138
Accumulated other comprehensive loss	(569,626)

Total stockholder’s equity	119,722,070

Total liabilities and stockholder’s equity	$193,884,086

The accompanying notes are an integral part of this consolidated financial statement.

Kessler Rehabilitation Corporation and Subsidiaries

Consolidated statements of operations

For the year ended December 31, 2002

2002

Revenue	$227,634,540

Operating expenses:
Salaries and wages	112,480,348
Employee benefits and taxes	22,745,892
Other operating expenses	48,470,164
Depreciation and amortization	8,442,699
Provision for uncollectible accounts	9,765,200

Total operating expenses	201,904,303

Operating income	25,730,237
Investment income, net	293,813
Interest expense	(2,324,032)
Equity in losses from joint ventures	(1,635,963)
Other expense, net	(150,691)

Income from operations before income taxes and cumulative effect of accounting change	21,913,364
Provision for income taxes	9,400,570

Income from operations before cumulative effect of accounting change	12,512,794
Cumulative effect of accounting change, net of income taxes	(25,314,440)

Net loss	$(12,801,646)

The accompanying notes are an integral part of this consolidated financial statement.

Kessler Rehabilitation Corporation and Subsidiaries

Consolidated statement of changes in stockholder’s equity

For the year ended December 31, 2002

					Accumulated
	Common Stock		Additional		Other
			Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Loss	Total

Balance at January 1, 2002	150,000	$1,500	$114,430,058	$18,661,784	$-	$133,093,342
Net loss	-	-	-	(12,801,646)	-	(12,801,646)
Change in fair value of derivatives	-	-	-	-	(569,626)	(569,626)

Balance at December 31, 2002	150,000	$1,500	$114,430,058	$5,860,138	$(569,626)	$119,722,070

The accompanying notes are an integral part of this consolidated financial statement.

Kessler Rehabilitation Corporation and Subsidiaries

Consolidated statement of cash flows

For the year ended December 31, 2002

2002

Cash flows from operating activities:
Net loss	$(12,801,646)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for uncollectible accounts	9,765,200
Depreciation and amortization	8,442,699
Deferred income taxes	1,339,304
Equity in losses from joint ventures	1,635,963
Gain on sale of property, plant and equipment	(463,155)
Cumulative effect of accounting change	25,314,440
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(16,908,593)
Due to third-party payors	412,644
Other current assets	(258,308)
Prepaid pension expense	1,466,208
Other assets	(186,432)
Accounts payable and accrued expenses	1,446,414
Income taxes	3,010,151
Other long-term liabilities	(477,931)

Net cash flow provided by operating activities	21,736,958

Cash flows from investing activities:
Purchases of property, plant and equipment	(12,438,255)
Proceeds on sale of property and equipment	594,135
Acquisition of businesses, net of deferred payments	(2,429,271)
Cash paid for investments in joint ventures	(385,600)

Net cash used in investing activities	(14,658,991)

Cash flows from financing activities:
Principal payments on long-term debt	(3,757,478)

Net cash used in financing activities	(3,757,478)

Net increase in cash and cash equivalents	3,320,489
Cash and cash equivalents— beginning of year	20,965,598

Cash and cash equivalents— end of year	$24,286,087

Supplemental Disclosures of Cash Flow Information:
Interest paid	$2,294,200
Income taxes paid, net	$5,051,115
Supplemental Disclosure of Non-Cash Financing Activities:
Notes issued and deferred payments related to acquisitions	$650,000

The accompanying notes are an integral part of this consolidated financial statement.

Kessler Rehabilitation Corporation and Subsidiaries

Notes to consolidated financial statements

1. General

The company

Kessler Rehabilitation Corporation (“KRC”) through its wholly-owned subsidiaries and joint venture arrangements (collectively, the “Company”), operates inpatient and outpatient rehabilitation facilities, a skilled nursing facility and a durable medical equipment company, which are located throughout the eastern region of the United States. The Company also provides rehabilitation management and contract therapy services to third party institutions. The Company was formed on December 27, 1996 under the General Corporation Law of Delaware, in order to effect an overall corporate reorganization of certain predecessor operating companies, (the “Predecessor”). The primary result of the reorganization was the conversion of the not-for-profit, tax exempt entities of the Predecessor to for-profit, taxable entities effective January 1, 1998.

The Henry H. Kessler Foundation, Inc. (the “Foundation”), which is a voluntary, not-for-profit corporation, is the sole stockholder of the Company. The Foundation solicits contributions for charitable, scientific, and educational purposes, and performs various research activities. In addition, the Foundation is the sole member of a not-for-profit company, Kessler Medical Rehabilitation Research and Education Corp. (“KMRREC”).

2. Summary of significant accounting policies

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned. The effects of intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to accounts receivable allowances, amounts due to third-party payors and amounts reported as impaired goodwill. Actual results may differ from those estimates.

Revenue recognition

The Company provides the majority of its services to patients under contractual arrangements with third-party payors (Medicare, Medicaid and commercial insurance). Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors which are subject to final review and settlement. The Company estimates contractual adjustments from other third-party payors based on historical experience and the terms of payor contracts or governmental reimbursement regulations.

Rental revenue of durable medical equipment, which is billed monthly, is recognized when earned.

Cash and cash equivalents

Cash and cash equivalents include highly liquid short-term investments with original maturities of three months or less.

Inventories

Inventories are valued at the lower of cost (determined using first-in, first-out and average cost methods) or market. Inventories, which primarily consist of drugs, supplies, and durable medical equipment, are included in other current assets in the consolidated balance sheets.

Investments in joint ventures

Investments in 50-percent-or-less-owned joint ventures or majority-owned investments that the Company does not control but has significant influence are accounted for under the equity method of accounting.

Property, plant and equipment

Property, plant and equipment, including certain revenue producing equipment and leasehold improvements, are recorded at cost. Leasehold improvements are amortized over the shorter of the terms of the related leases or the estimated useful lives of the assets. The Company provides for depreciation of land improvements, plant and equipment, including revenue producing equipment, on a straight-line basis over their estimated useful lives. When assets are retired or otherwise disposed of, the cost and the related depreciation are reversed from the accounts, and any gain or loss is reflected in current operations. Repairs and maintenance expenditures are expensed as incurred.

Concentration of credit risk

Concentration of credit risk exists with cash and cash equivalents and accounts receivable (see Note 4). For cash balances held greater than the FDIC insured amount, the Company assumes a certain degree of associated risk. However, the Company places its cash and cash equivalents with high credit quality institutions. Substantially all cash and cash equivalents are currently with three financial institutions.

Accounting for impairment and disposal of long-lived assets

In August 2001, the Financial Accounting Standard Board (“FASB”) issued Statement of Financial Accounting Standards No. 144 “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which superseded SFAS No. 121 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” SFAS 144 further refined SFAS 121’s requirement that companies recognized an impairment loss if the carrying amount of a long-lived asset is not recoverable based on its undiscounted future cash flows and measure an impairment loss as the difference between the carrying amount and fair value of the asset. In addition, SFAS 144 provides guidance on accounting and disclosure issues surrounding long-lived assets to be disposed of by sale. SFAS 144 also extends the presentation of discontinued operations to include more disposal transactions. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The Company’s adoption of SFAS 144 on January 1, 2002 did not result in any impairment loss being recorded.

Goodwill and other intangible assets

In June 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), which broadens the criteria for recording intangible assets separate from goodwill. SFAS 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles are not amortized into results of operations, but instead are reviewed for impairment and an impairment charge is recorded in the periods in which the recorded carrying value of goodwill and certain intangibles is more than its estimated fair value. The Company adopted SFAS 142 on January 1, 2002. The provisions of SFAS 142 require that a transitional impairment test be performed as of the beginning of the year the pronouncement is adopted. The provisions of SFAS 142 also require that a goodwill impairment test be performed annually and on the occasion of other events that indicate a potential impairment. The new criteria for recording intangible assets separate from goodwill did not require any reclassification in the Company’s consolidated financial statements except relating to assembled workforce (see Note 3).

The Company’s transition impairment test indicated that there was an impairment of goodwill and intangible assets upon adoption of SFAS 142. The impairment test is a two step process that begins with the estimation of the fair value for each reporting unit (as described in SFAS 142). A reporting unit represents components of the Company’s operating segments for which discreet financial information is available and management of such segments regularly reviews such financial information. The first step screens for potential impairment and the second step measures the amount of the impairment. As part of the first step to assess potential impairment, management compared the estimate of fair value of each reporting unit to the book value of each reporting unit’s net assets. If the book value of net asset is greater than their estimated fair value, management proceeds to the second step to measure the impairment. The second step compares the implied fair value of goodwill with its carrying value. The implied fair value of goodwill is determined by allocating the fair value of the reporting units to all of the assets and liabilities of each unit as if each reporting unit had been acquired in a business combination and the fair value of each reporting unit was the purchase price paid to acquire each reporting unit. The excess of the fair value of each reporting unit over the amounts assigned to its assets and liabilities is the implied fair value of goodwill. If the carrying amount of each reporting unit’s goodwill is greater than its implied fair value, an impairment loss is recognized in the amount of such excess.

Based on the results of the transitional impairment tests, the Company determined that an impairment loss relating to goodwill and intangible assets had occurred and recorded a non-cash charge of approximately $32.5 million as cumulative effect of accounting change in the accompanying consolidated statement of operations for the year ended December 31, 2002. Such amounts include approximately $180,000, representing the Company’s share of the impairment of goodwill recorded by the Company’s joint venture, Kessler/ Adventist Rehabilitation Services, LLC (“KARS”) (see Note 10) and $58,000 related to the impairment of intangible assets (see Note 3). The Company recorded a deferred tax benefit of approximately $7.2 million resulting from this non-cash charge.

In addition, as a result of adopting SFAS 142, $1.3 million (net of $500,000 of accumulated amortization) of assembled work force was reclassified from an identifiable intangible asset to goodwill.

Income taxes

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the tax bases of assets and liabilities and their financial reporting amounts for all of its subsidiaries at each year-end based on the enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized (see Note 7).

Other recent accounting pronouncements

SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), as amended by SFAS No. 148, “Accounting for Stock-Based Compensation— Transition and Disclosure and amendment of FASB Statement No. 123” (“SFAS 148”) encourages, but does not require, companies to record compensation cost for stock-based compensation plans at fair value. In addition, SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation, and amends the disclosure requirements of SFAS 123 to require prominent disclosures in financial statements about the method of accounting for stock-based employee compensation and the effect of the methods used on reported results.

The Company has chosen to adopt the disclosure only provisions of SFAS 148 and continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related interpretations. The Company’s stock option plans are described in Note 9.

In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, including indirect Guarantees of Indebtedness of Others” (“FIN 45”). FIN 45 requires a guarantor to recognize a liability, at the inception of the guarantee, for the fair value of obligations it has undertaken in issuing the guarantee and also include more detailed disclosures with respect to guarantees. FIN 45 is effective on a prospective basis for guarantees issued or modified starting January 1, 2003 and requires the additional disclosures in the financial statements effective for the period ended December 31, 2002. The Company will adopt the initial recognition and initial measurement provisions of FIN 45 effective January 1, 2003.

In January 2003, FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”). The primary objective of FIN 46 is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as variable-interest entities (“VIEs”). Although the FASB’s initial focus was on special-purpose entities (“SPEs”), the final guidance applies to a wide range of entities. FIN 46 has far-reaching effects and applies to new entities that are created after the effective date, as well as applies to existing entities. Guidance under FIN 46 will provide for the determination of (1) whether consolidation is required under the “controlling financial interest” model of Accounting Research Bulletin No. 51 (“ARB 51”), “Consolidated Financial Statements,” or other existing authoritative guidance, or alternatively, (2) whether the variable-interest model under FIN 46 should be used to account for existing and new entities. Management is currently evaluating the effect of the adoption of FIN 46 on the Company’s consolidated results of operations and financial position.

Comprehensive income

SFAS No. 130 “Reporting Comprehensive Income” (“SFAS 130”), requires that a full set of general-purpose financial statements report comprehensive income (loss) and its components. Comprehensive income (loss) includes net income, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. If an entity has only net income, it is not required to report comprehensive income. SFAS 130 encourages reporting comprehensive income (loss) in either a combined statement of income and comprehensive income or in a separate statement of comprehensive income (loss). SFAS 130 also states that an enterprise shall disclose the amount of income tax expense or benefit allocated to each component of other comprehensive income (including reclassification adjustments), either on the face of the statement in which those components are displayed or in the notes thereto. Other comprehensive loss for the year ended December 31, 2002, related to the change in fair value of derivative instruments (see Note 6) of $569,626, net of tax benefit of $393,386. Total comprehensive loss for the year ended December 31, 2002 was $13,371,272.

Financial instruments

SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), as amended by SFAS No. 138, requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. Changes in the fair value of those instruments will be reported in earnings or other comprehensive income depending on the use of the derivative and whether the derivative is being used to hedge changes in fair value or cash flows. The accounting for gains and losses associated with changes in the fair value of the derivative and the effect on the consolidated financial statement will depend on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value of cash flows of the asset or liability hedged. The Company holds derivative financial instruments in accordance with its credit facility loans, as described in Note 6. The Company does not hold or issue derivative financial instruments for trading purposes.

Reclassifications

Certain reclassifications have been made to amounts previously reported to conform to the current year presentation.

3. Business acquisitions

In July 2001, the FASB issued SFAS No. 141, “Business Combinations” (“SFAS 141”), which requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. The provisions of SFAS 141 have been adopted for any business combination consummated after June 30, 2001. Goodwill acquired in a business combination for which the acquisition date is after June 30, 2001 has not been amortized in accordance with SFAS 141.

During 2002, the Company acquired the assets of several companies that provide physical and occupational rehabilitation services. Additionally, during 2002, the Company acquired the remaining 50% equity interest the Company did not own in the joint venture KR/ BTF, LLC (“KR/BTF”) from its joint venture partner, Bally Total Fitness Clinics, Inc. (see Note 10). The combined purchase price for these acquisitions approximated $3.1 million (approximately $2.4 million was paid in cash and $650,000 through the issuance of notes). These acquisitions have been accounted for under the purchase method of accounting. Accordingly, the excess of the purchase price over the fair value of net assets acquired of $2.4 million has been recorded as goodwill as of December 31, 2002. The historical financial statements of the Company include the results of operations of each acquired company effective on the date of each respective acquisition.

In connection with the acquisition of Community Rehabilitation Centers, Inc. (“CRC”) during 2001, the Company incurred approximately $1,084,000 representing incremental costs to exit certain activities at CRC locations, including approximately $986,000 associated with workforce reductions. Approximately $933,000 were paid in connection with these obligations cumulatively through 2002. The remaining obligation of $151,000 is expected to be paid during 2003.

The changes in the gross carrying amount of goodwill for the year ended December 31, 2002 are as follows:

2002

Balance as of January 1	$54,959,541
Loss on impairment	(32,302,000)
Additional goodwill in connection with acquisitions	5,890,152

Balance as of December 31	28,547,693
Less: accumulated amortization	4,198,950

Goodwill, net	$24,348,743

Included in other non-current assets at December 31, 2002, are intangible assets which consist of the following:

	Weighted	December 31, 2002
Average
	Amortization		Accumulated
	Period	Cost	Amortization	Net

Non-compete agreements	2	$1,092,000	$986,321	$105,679

The increase of $42,000 in the cost of intangible assets in 2002 resulted from the net effects of: (a) $100,000 increase related to an acquisition consummated in 2002 and (b) $58,000 decrease representing an impairment charge resulting from the implementation of FAS 142 (see Note 2). Amortization expense related to the other intangible assets was approximately $540,000 for the year ended December 31, 2002.

The estimated amortization expense related to other intangible assets for each of the succeeding fiscal years after December 31, 2002, is as follows:

2003	$86,929
2004	18,750

Total	$105,679

4. Reimbursement arrangements

The Company has agreements with third-party payors that provide for payments to the Company at amounts different from its established rates. A summary of the payment arrangements with major third-party payors follows:

Inpatient services rendered to Medicare beneficiaries at the Company’s rehabilitation hospitals are reimbursed based upon a prospective payment system (“PPS”) for patients discharged on or after January 1, 2002. Under PPS, rates will vary according to a patient classification system, as defined by the program, which is based on clinical, diagnostic and other factors. Services rendered to such Medicare beneficiaries prior to January 1, 2002 were reimbursed under a cost reimbursement methodology. Inpatient and outpatient services at the Company’s rehabilitation hospitals provided to Medicaid beneficiaries are reimbursed under a cost reimbursement methodology.

Under the cost reimbursement methodology for Medicare and Medicaid, tentative reimbursement rates are subject to a final settlement determined after submission of an annual cost report and audits thereof by the Medicare and Medicaid fiscal intermediaries. Medicare and Medicaid cost reports for the Company’s hospitals have been audited through December 31, 1999.

Inpatient services rendered to Medicaid program beneficiaries are reimbursed under a prospective cost reimbursement methodology for the Company’s nursing home. The tentative reimbursement rate is subject to a final settlement determined after submission of an annual cost report and audits thereof by the Medicaid fiscal intermediary. The Company’s nursing home is reimbursed for services provided to Medicare beneficiaries under a prospective payment methodology.

For Medicare outpatient therapy and physician services, the Company is paid according to the Medicare Physician Fee Schedule.

The amounts due to third-party payors by the Company at December 31, 2002 of $6,260,987 consist of estimated settlement amounts relating to Medicare and Medicaid open cost reports from 1997 through 2002, and refunds due to insurance companies.

The Company also sells and rents durable medical equipment to Medicare and Medicaid beneficiaries at the third-party payors’ published allowable rates. All other customers are billed at list price less a price discount.

The Company has also entered into payment agreements with certain insurance companies. The basis for payment to the Company under the terms of the agreements are discounts from established charges.

The Company grants credit without collateral to its customers, most of whom are insured under third-party payor agreements. Patient accounts receivable at December 31, 2002 before allowances for uncollectible accounts, consists of approximately the following:

2002

Medicare and Medicaid	25%
Commercial insurance (including workers compensation)	55%
Self pay, contract and other	20%

100%

Net revenue for the year ended December 31, 2002 consists of the following:

2002

Medicare and Medicaid	43%
Commercial insurance (including workers compensation)	47%
Self pay, contract and other	10%

100%

The Company received settlement adjustments from the Medicare and Medicaid programs in 2002 in connection with various cost reports filed for prior fiscal years. The Company has recognized settlements in the amount of $2,360,219 in 2002 in the consolidated statements of operations.

5. Property, plant and equipment

Property, plant and equipment as of December 31, 2002 consists of the following:

		Depreciable
	2002	Life

Land and land improvements	$7,632,191	5-20 years
Buildings and building service equipment	65,241,457	5-40 years
Fixed equipment	17,096,432	5-20 years
Major movable equipment and computer software	37,437,301	5-25 years
Revenue producing equipment	2,500,974	3 years
Leasehold improvements	3,015,972	5-10 years

	132,924,327
Less: accumulated depreciation and amortization	76,018,908

	56,905,419
Capital projects in progress	4,835,082

	$61,740,501

Depreciation and amortization expense related to property, plant and equipment for the year ended December 31, 2002 amounted to $7,903,116. Accumulated amortization on leasehold improvements was approximately $853,000 at December 31, 2002.

6. Long-term debt

Long-term debt, stated at cost which approximates fair value, at December 31, 2002 consists of the following:

		2002

Syndicated Credit Facility Loans	(A)	$38,500,000
Acquisition Debt	(B)	1,524,648
Capitalized leases (see Note 11)		116,974

		$40,141,622

The future principal payments on long-term debt are as follows:

2003	$3,368,522
2004	8,648,100
2005	9,375,000
2006	8,750,000
2007	5,000,000
Thereafter	5,000,000

$40,141,622

A. Syndicated credit facility loans

On July 30, 2001, the Company entered into a loan agreement with a group of financial institutions to establish credit facilities in an aggregate principal amount of $68,500,000 to be used to repay existing mortgage debt, refinance the CRC acquisition bridge loan, for general corporate purposes and for acquisitions. The credit facility consists of two term loans and a revolving credit facility, as follows:

• Term Loan A, in the amount of $15,000,000, payable in twenty increasing quarterly installments commencing October 30, 2001. At December 31, 2002, the outstanding principal balance was $13,500,000 and bears interest at 4.28%.

• Term Loan B, in the amount of $25,000,000, is payable in five equal annual installments commencing July 30, 2004 and bears interest at 4.63%.

• Revolving Credit Facility, which expires on July 30, 2006, in the amount of $28,500,000. No amounts are outstanding under this facility as of December 31, 2002.

Borrowings under Term Loan A and the Revolving Credit Facility bear interest at the three-month London Interbank Offered Rate (“LIBOR”) plus a margin ranging from 1.75% to 3.0% (2.5% at December 31, 2002). Borrowings under Term Loan B bear interest at the three-month LIBOR plus a margin ranging from 2.85% to 3.35% (2.85% at December 31, 2002). A commitment fee is payable on the unused portion of the Revolving Credit Facility at rates ranging from .40% to .50% (.50% at December 31, 2002). The applicable margins and commitment fee are adjusted on a quarterly basis according to a ratio of the Company’s net debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”), as defined under the loan agreement.

Borrowings under the Syndicated Credit Facility are collateralized by the capital stock of all wholly-owned subsidiaries of KRC. The loan agreement contains financial covenants, requiring the Company to maintain a minimum net worth, minimum EBITDA, minimum fixed charge coverage, and minimum net debt to EBITDA ratio. As of December 31, 2002, the Company was in compliance with all financial covenants. Maintenance of compliance with these financial ratios may effectively limit the amount of the Revolving Credit Facility available to the Company from time-to-time. As of December 31, 2002, the most restrictive of these covenants would allow the Company to draw upon the entire amount available to the Company, under the Revolving Credit Facility, of $28,500,000.

The loan agreement requires the Company to maintain one or more interest rate hedging agreements to ensure that at least 50% of the outstanding principal balance of Term Loan A and Term Loan B effectively bears, or is capped at, a fixed interest rate. Accordingly, in 2002, the Company entered into two interest rate hedging agreements with major financial institutions, with effective dates covering a 2 1/2 year period commencing April 30, 2002. One of these interest rate hedge agreements is a 5.50% LIBOR interest rate cap in the notional amount of $9,000,000. The cost of the agreement to the Company was $99,000, which is being amortized over the life of the agreement. The other interest rate hedge transaction was an interest rate swap agreement in the notional amount of $20,000,000 with a fixed LIBOR rate of 4.19%. Differentials paid or received under these agreements are included in interest expense and amounted to approximately $319,000 for the year ended December 31, 2002. Changes in the fair value of these instruments will be recognized in stockholder’s equity as a component of other accumulated comprehensive income (loss) as the Company has designated these contracts as highly effective cash flow hedges. As of December 31, 2002, the unrealized loss on the fair value of the two interest rate hedging agreements was approximately $963,000 (pre-tax), which has been included in other long-term liabilities in the balance sheet at December 31, 2002.

B. Acquisition Debt

In connection with various business acquisitions, the Company issued notes to prior owners. The notes are unsecured, bear interest at rates ranging from 1.84% to 5.5% at December 31, 2002 and are payable in varying amounts through January 2005. Outstanding principal balances under these notes at December 31, 2002 was $1,524,648.

7. Provision for income taxes

The income tax provision is as follows:

2002

Current
Federal	$5,776,257
State and local	2,285,009

8,061,266

Deferred
Federal	$1,044,877
State and local	294,427

1,339,304

Provision for income taxes	$9,400,570

The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company’s effective tax rate for financial statement purposes:

	2002

Income tax expense at Federal statutory rate	$7,669,677	35.0%
State income tax expense, net of Federal benefit	1,676,633	7.6%
Amortization of goodwill	-	-
Other	54,260	0.3%

	$9,400,570	42.9%

The tax effects of significant items comprising the Company’s deferred tax assets and (liabilities) as of December 31, 2002 are as follows:

2002

Deferred tax asset— current:
Accounts receivable	$5,000,075
Payroll and other benefits	1,710,618
Other reserves and allowances	539,202

7,249,895

Deferred tax assets (liabilities)— non current:
Property, plant and equipment	2,318,768
Other compensation benefits	192,414
Prepaid pension expense	(7,370,096)
Intangible assets	7,074,665
Net operating losses	2,017,792
Valuation allowance on deferred tax assets	(2,017,792)
Equity investments	1,107,296
Other	(5,158)

3,317,889

Net deferred tax asset	$10,567,784

A valuation allowance has been provided against the Company’s net operating loss carryforwards based on Management’s determination that it is more likely than not that such assets will not be realized in the future.

8. Retirement plans

A. Defined benefit plan

The Company maintains a non-contributory pension plan (the “Plan”) covering substantially all employees who have completed one year of service (as defined in the Plan) and have reached 21 years of age. The Plan also covers the eligible employees of the Foundation and KMRREC. Employees are 100% vested after completing five years of service.

Prior to 2002, employees covered by the Plan were entitled to annual pension benefits payable at normal retirement age of 65 equal to 1 2/3% of the average of the five highest consecutive years of compensation, during the ten-year period prior to retirement or termination, for each year of participation up to a maximum of 30 years. Effective January 1, 2002, the Plan was modified to include a defined benefit cash balance formula similar to what would be provided by a 4% defined contribution plan. These modified benefits apply to all new entrants to the plan beginning January 1, 2002. Participants in the Plan as of December 31, 2001 are entitled to continue to accrue benefits under the previous formula, and are entitled to the greater of the benefits available under the two formulas.

Such amounts stated below include the activities of the Foundation and KMRREC, whose employees participate in the plan, except as indicated. A summary of the Plan and its activities is as follows:

2002

Benefit obligation	$71,390,768
Fair value of plan assets	73,838,006

Funded status	$2,447,238

Prepaid benefit cost recognized in the consolidated balance sheet, exclusive of Foundation and KMRREC	$18,020,139
Benefit cost (credit), exclusive of Foundation and KMRREC	$1,466,605
Employer contribution, exclusive of Foundation and KMRREC	$-
Benefits paid	$1,927,780

Weighted-average assumptions as of December 31, 2002 were as follows:

2002

Discount rate	6.50%
Expected return on plan assets	8.70%
Rate of compensation increase	5.00%

B. Defined contribution plan

The Company maintains a defined contribution plan (401(k)) covering substantially all eligible employees of the Company who have reached 21 years of age and have completed one year of service. The Company’s contribution expense for this plan was approximately $466,000 for 2002.

9. Stock option plans

The Company has adopted stock option plans that grant options to employees and non-employee directors.

The 1998 Long-Term Incentive Plan authorizes the granting of stock options, restricted stock awards and performance units to employees and independent contractors of the Company. The Compensation Committee of the Board of Directors is responsible for administering the 1998 Long-Term Incentive Plan and has complete discretion in determining the number of shares to be granted under the plan. The purchase price of shares under option must be at least equal to the fair market value (determined based upon a methodology approved by the Company’s Board of Directors) of the common stock on the date of grant. The maximum term of the options is ten years. The Company may grant up to 13,000 shares of common stock to its employees and independent contractors.

The 1998 Non-Employee Director Stock Option Plan authorizes the granting of stock options to non-employee directors of the Company. The Company granted 200 options in both 2002 and 2001 that vest equally over four years. The Company is authorized to issue 2,000 shares of common stock under this plan. Under the 1998 Non-Employee Director Stock Option Plan, all

stock options are granted at fair market value on the date of grant and expire 10 years after the date of grant and become exercisable over four years.

The following is a summary of transactions under the Company’s stock option plans as of December 31, 2002:

	Options	Average
	Outstanding	Exercise Price

1998 Long-Term Incentive Plan:
Balance at January 1, 2002	9,295	$527.38
Options granted	-	-
Options exercised	-	-
Options canceled/forfeited	(305)	508.79

Balance at December 31, 2002	8,990	$528.01

Options exercisable at December 31, 2002	3,375	$611.22

The Company has chosen to adopt the disclosure only provisions of SFAS 148 and continues to account for stock-based compensation using the intrinsic value method prescribed in APB 25 and related interpretations.

The following table presents net income had the Company elected to recognize compensation cost based on the fair value at the grant dates for stock option awards, consistent with the method prescribed by SFAS 123, as amended by SFAS 148:

2002

Net loss as reported	$(12,801,646)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all stock awards, net of tax	(162,072)

Pro forma net loss	$(12,963,718)

The fair value was estimated using the minimum value option pricing model based on the weighted average assumptions of:

2002

Risk free interest rate	3.78%
Volatility	0%
Expected life	7 years
Dividend yield	0%

The following table summarizes stock options outstanding at December 31, 2002:

			Average
		Average(a)	Exercise
Exercise Price	Options	Life	Price

1998 Long-Term Incentive Plan:
$611.22	3,375	5.4	$611.22
224.44	1,690	6.5	224.44
565.19	1,545	8.0	565.19
601.44	2,380	8.7	601.44

224.44 - 611.22	8,990	6.9	$528.01

1998 Non-Employee Director Stock Option Plan:
$611.22	900	6.0	$611.22
224.44	200	6.5	224.44
565.19	200	8.0	565.19
601.44	200	8.7	601.44
621.10	200	9.9	621.10

224.44 - 621.10	1,700	7.1	$560.31

(a) Average contractual life remaining in years.

The 1999 Non-employee Director Compensation Plan authorizes the granting of deferred share units to non-employee directors of the Company. The deferred share units are earned through an annual retainer and through the attendance at meetings. All non-employee directors have the option upon the earlier of their end of service or change in the Company’s control to receive their distribution in either cash, the Company’s stock, or a combination of both. The deferred share units, which vest immediately, are valued at fair market value on the date the share units were earned. The Company recognizes an expense for the cash value of the share units as they are earned. The following is a summary of transactions under the Company’s 1999 Non-employee Director Compensation Plan as of December 31, 2002:

		Weighted
	Share Units	Average
	Outstanding	Exercise Price

Balance at January 1, 2002	1,643	$382.81
Units granted	398	621.10
Units cancelled	-	-

Balance at December 31, 2002	2,041	$429.24

Units exercisable at December 31, 2002	2,041	$429.24

10. Investments in joint ventures

On December 3, 1998, the Company and Palisades Medical Center— New York Presbyterian Healthcare System formed a joint venture, The Center for Health and Fitness at Palisades, LLC (“Palisades”), to establish, market, and operate a wellness center in Northern New Jersey. The equity loss recognized in the consolidated statements of operations for the year ended December 31, 2002 was approximately $55,000.

The Company and Juniper’s Fund for Health Care Alternatives, L.P. each have 50% interest in a joint venture, Kessler Assisted Living Centers, LLC (“KALC”), which owns and operates a 95 bed assisted living facility in Chatham, New Jersey. The equity loss recognized in the consolidated statements of operations for the year ended December 31, 2002 was approximately $747,000.

On March 1, 2000, the Company and Adventist Healthcare Inc. formed two joint ventures: (a) Kessler/ Adventist Rehabilitation Hospital, LLC (“KARH”), which constructed and opened a 55-bed inpatient rehabilitation facility in Montgomery County, Maryland in January, 2001 and (b) KARS, which operates two outpatient rehabilitation centers in Maryland. Under the joint venture agreements, the Company holds 50% voting control and 51% financial interest. These joint ventures are accounted for under the equity method, as the Company does have control over the operating and financial policies of these entities. The equity loss recognized in the consolidated statements of operations for the year ended December 31, 2002 was approximately $330,000 (excluding the impairment of goodwill associated with KARS, as described in Note 2).

As described in Note 3, during 2002, the Company and Bally Total Fitness Clinics, Inc. agreed to dissolve their joint venture, KR/ BTF. The equity loss recognized in the consolidated statements of operations for the year ended December 31, 2002 approximated $504,000.

11. Commitments and contingencies

The Company leases certain property and equipment under various operating and capital leases expiring in various years from 2003 through 2010 to operate outpatient rehabilitation facilities and administrative office space located in several states.

The future minimum annual rentals under scheduled capital and operating leases having initial or remaining noncancelable terms of one year or more consist of approximately the following:

	Capital	Operating
Year Ending	Leases	Leases

2003	$94,000	$5,618,000
2004	33,000	4,294,000
2005	-	3,261,000
2006	-	2,079,000
2007 and thereafter	-	2,216,000

Total minimum payments	127,000	$17,468,000

Less: amounts representing interest	10,000

Obligations under capital leases	117,000
Obligations due within one year	84,000

Long-term obligations under capital leases	$33,000

The Company’s leases provide for additional rent expense based upon the pro rata share of real estate taxes and maintenance costs. Total rent expense for all operating leases of approximately $7,272,000 was incurred for the year ended December 31, 2002.

The Company is involved in various legal proceedings and claims incidental to its normal business activities. Such legal proceedings and claims are either specifically covered by insurance or are not material. The Company is vigorously defending its position in all such proceedings. Management believes these matters should not have a material adverse impact on the consolidated financial position, cash flows or results of operations.

The Company is a guarantor of a construction loan in the amount of $12,225,000 in connection with the KALC joint venture project in Chatham, New Jersey (see Note 10). Under the terms of the loan, the Company is required to maintain aggregate cash on hand equal to the amount of the outstanding loan balance. The balance of the loan at December 31, 2002 was $12,225,000. The Company, as co-guarantor, would be required to perform under the guarantee in the event of a default as defined in the loan agreement.

The Company is a co-guarantor of a bank loan payable by the Palisades joint venture (see Note 10). The loan, which matures on April 1, 2010, is being repaid in monthly installments of $13,333. The balance of the loan at December 31, 2002 was approximately $1,173,000. Under the terms of this loan, the Company’s guarantee obligation is limited to one-half, or $586,500, of the outstanding loan balance. The Company, as co-guarantor, would be required to perform under the guarantee in the event of a default as defined in the loan agreement.

The Company is contingently liable under a support agreement to a bank regarding three loans to one of the Company’s joint ventures, KARH (see Note 10). The Company’s obligation is limited to 51% of the outstanding loan balances, or approximately $5.1 million of such loans as of December 31, 2002. The Company would be required to perform under these obligations in the event of a default in the loan agreement. As of December 31 2002, KARH was in violation of certain debt covenants but received a waiver to the covenants which enabled KARH to be compliant with such covenants.

12. Professional liability insurance

The Company purchases general and professional liability coverage under a layered program through various insurers. Additionally, the Company has purchased excess general and professional liability coverage for claims greater than the layered program limits. The Company’s employed physicians are afforded general and professional liability coverage under separate policies.

13. Fair value of financial instruments

The estimated fair value amounts of the Company’s financial instruments have been determined by using appropriate market information and valuation methodologies. Considerable judgment is required to develop the estimates of fair value, thus, the estimates provided herein are not necessarily indicative of the amounts that could be realized in a current market exchange.

The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are a reasonable estimate of their fair value due to their short-term nature. The fair value of the long-term debt is estimated based on the current rates offered to the creditor for debt of the same remaining maturity and approximates cost at December 31, 2002.

14. Related party

The Company provides various administrative services and leases space to the Foundation and KMRREC for which it received approximately $468,000 in 2002. The Company purchased approximately $110,000 of educational services from the KMRREC during 2002. The total amount due from the Foundation and KMRREC at December 31, 2002 was approximately $58,000.

15. Subsequent events

During January 2003, the Company acquired a provider of outpatient physical therapy and homecare services. This acquisition, recorded under the purchase method of accounting, resulted in a total purchase price, excluding acquisition costs, of approximately $2,700,000 ($2,000,000 in cash and $700,000 through the issuance of notes payable to the prior owner). The excess of the purchase price over the fair value of net assets acquired of approximately $2,360,000 will be recorded as goodwill.

On June 30, 2003, the Company entered into a definitive agreement to sell all of its outstanding equity to Select Medical Corporation for approximately $230 million in cash.